UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
August 9, 2016
Steadfast Income REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-54674	27-0351641
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On August 11, 2016, Steadfast Income REIT, Inc. (the “Company”) issued an earnings release announcing its financial results for the three and six months ended June 30, 2016. A copy of the earnings release is being furnished as Exhibit 99.1 to this Form 8-K.
The information contained in this Item 2.02, including the related information set forth in the earnings release attached hereto as Exhibit 99.1 and incorporated by reference herein, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by the specific reference in such filing.

Item 5.07    Submission of Matters to a Vote of Security Holders.
The Company held its annual meeting of stockholders (the “Annual Meeting”) on August 9, 2016. At the Annual Meeting, the holders of 41,460,112 shares of the Company’s common stock were present in person or represented by proxy, representing approximately 54.2% of the total number of shares entitled to vote at the meeting. The following are the voting results for each proposal presented to the Company’s stockholders at the Annual Meeting:
Proposal 1: Election of Directors
All of the director nominees were elected to serve until the next annual meeting of the Company’s stockholders and until their successors are elected and qualified. The voting results for each of the individuals nominated for election as directors were as follows:

Name	Votes For	Votes Withheld
Scot B. Barker	40,475,795	984,317
Ned W. Brines	40,480,181	979,931
Rodney F. Emery	40,525,477	934,635
Ella S. Neyland	40,488,065	972,047
Don B. Saulic	40,477,536	982,576
No broker non-votes were cast in the election of the director nominees.
Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm
The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was approved. The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstentions
40,454,352	399,313	606,448
No broker non-votes were cast in the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Item 8.01	Other Events.
Declaration of Cash Distribution
On August 9, 2016, the Company’s board of directors approved and authorized a daily distribution to stockholders of record as of the close of business on each day for the period commencing on October 1, 2016 and ending on December 31, 2016. The distributions will be equal to $0.001958 per share of the Company’s common stock. The distributions for each record date in October 2016, November 2016 and December 2016 will be paid in November 2016, December 2016 and January 2017, respectively. The distributions will be payable to stockholders from legally available funds therefor.

Share Repurchase Plan
On August 9, 2016, the Company’s board of directors approved and authorized an increase to the limit on the aggregate purchase price of shares that may be repurchased pursuant to the share repurchase program each quarter from $1,000,000 to $2,000,000, effective on the October 2016 repurchase date. Additionally, the board of directors amended the share repurchase program to provide that, effective September 10, 2016, the deadline for shareholders to withdraw a repurchase request under the share repurchase program is three business days prior to the end of the fiscal quarter. The share repurchase program previously provided that shareholders could withdraw a repurchase request up to three business days prior to the repurchase date.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
99.1	Earnings Release, dated August 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST INCOME REIT, INC.

Date:	August 11, 2016	By:	/s/ Kevin J. Keating
Kevin J. Keating
Treasurer